Exhibit 99.B(h)(9)(ii)

AMENDED

MASTER REPURCHASE AGREEMENT

THIS AMENDED MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of June 15, 2007, is by and between Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“Aeltus Funds”), and Deutsche Bank Securities, Inc. (“Deutsche Bank”).

W I T N E S S E T H:

WHEREAS, Aeltus Funds and Deutsche Bank are parties to that certain Master Repurchase Agreement dated as of February 21, 2005 (the “Master Repurchase Agreement”); and

WHEREAS, Aeltus Funds and Deutsche Bank desire to amend the Master Repurchase Agreement to (1) delete ING GET Fund - Series M, N, P, Q, and R and the ING Classic Index Plus Fund which were liquidated and dissolved, and (2) reflect the name change of the ING Aeltus Money Market Fund which is now ING Money Market Fund; the ING Equity Income Fund which is now ING Growth and Income Fund; and the ING International Growth Fund which is now ING International Equity Fund to otherwise accurately reflect the funds listed on Schedule A as set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Aeltus Funds and Deutsche Bank agree that the Master Repurchase Agreement is hereby amended as follows:

Schedule A shall be replaced in its entirety with the attached Schedule A thereby accurately reflecting the clients for whom ING is acting as agent under the Master Repurchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective June 15, 2007.

Aeltus Funds:	Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto

	By:	/s/ Todd Modic

Todd Modic
	Title:	Senior Vice President

Deutsche Hank:	Deutsche Bank Securities Inc.

	By:	/s/ Michael Jordan

Michael Jordan
	Title:	Managing Director

/s/ Elizabeth Grossman
Elizabeth Grossman
Director

Schedule A

LIST OF AELTUS FUNDS

(Updates effective June 15, 2007)

ING GET FUND

ING GET Fund (Series S-V)*

ING SERIES FUND, INC.

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Money Market Fund

ING Balanced Fund

ING Growth and Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Equity Fund

ING Small Company Fund

ING Strategic Allocation Moderate Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Conservative Fund

ING VP BALANCED PORTFOLIO, INC.

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Moderate Portfolio

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Conservative Portfolio

ING VP INTERMEDIATE BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio

*ING GET Fund — Series M, N, P, Q and R are no longer active funds.